Exhibit 99.2

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE

news	Contacts
	INVESTORS	Thomas A. H. White	423 294 8996
	MEDIA	Jim Sabourin	866 750 8686
423 294 6300

Unum Group’s Board of Directors Authorizes $500 Million for

Share Repurchases

CHATTANOONA, Tenn. (May 20, 2010) — Unum Group (NYSE:UNM) announced at its annual shareholders’ meeting today that its Board of Directors has approved a total of up to $500 million to repurchase the company’s outstanding common stock over the next 12 months.

“Our consistent operating performance and strong capital position have positioned us well to initiate this share repurchase program,” said Thomas R. Watjen, president and chief executive officer. “This action, along with today’s decision by our Board to authorize an increase of 12.1 percent in the quarterly dividend paid on our common stock, represents a balanced approach to deploying our excess capital in a way that creates value for our shareholders, yet also allows us to continue to invest in our businesses and capitalize on market opportunities as they arise.”

As a result of today’s announcements, the company is adjusting its guidance for year-end 2010 holding company cash and marketable securities to be in excess of $500 million, but continues to expect to close 2010 with weighted average risk-based capital levels of approximately 375 percent to 400 percent at its traditional U.S. insurance subsidiaries.

The company had previously raised its quarterly dividend 10 percent with the dividend paid in the third quarter of 2009 and completed a $700 million share repurchase in 2008.

The stock repurchases will be made in the open market or in privately negotiated transactions, subject to market conditions and regulatory considerations. The program can be modified, extended, or terminated by the Board at any time.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made. Examples of such forward-looking statements include, but are not limited to, references to the amount and timing of a dividend increase and/or share repurchases and expected capital levels. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in supporting new product offerings and providing customer service; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; (22) ability to recover our systems and information in the event of a disaster or unanticipated event; (23) a change in the market for our stock so that repurchases are no longer in our best interests; and (24) an unexpected need for capital that requires us to divert funds from share repurchases or prevents us from increasing the dividend.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009 and any subsequently filed Forms 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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